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NOTE: THIS IS A FORM OF WARRANT ISSUED TO ASSET SELLERS, AS THAT TERM IS DEFINED
IN THE  REGISTRATION  STATEMENT  ON FORM S-3.  ALL  ASSET  SELLERS  WERE  ISSUED
IDENTICAL WARRANTS, EXCEPT THAT THE NAMES, ADDRESSES AND NUMBER OF SHARES ISSUABLE TO EACH ASSET SELLER IS SET FORTH IN THE REGISTRATION STATEMENT. SEE "SELLING STOCKHOLDERS."

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                          COMMON STOCK PURCHASE WARRANT
                             VOID AFTER 5:00 P.M. ON
                                  JUNE 16, 2006

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF

                                 MEDIFAST, INC.
                                    AMEX: MED

         THIS IS TO CERTIFY THAT, for value received, David Blech of 445 W 23rd St, Apt. 16 E, New York, NY, 10011, (or his heirs or assigns, hereinafter called the "Holder") is entitled, subject to the terms, conditions and provisions of this Warrant, upon the due exercise hereof, to purchase from MEDIFAST, INC., a Delaware corporation (the "Company) at any time after the date hereof on or before June 16, 2006, 270 fully paid and non-assessable shares of the Company's Common Stock, par value $.001 per share ("Common Stock") at a purchase price of $10.00 per share, payable in cash, certifies or bank check or wire transfer. The number of shares of Common Stock to be received upon the exercise of the Warrant and the price to be paid for a share of common Stock may be adjusted from time to time as hereinafter set forth. All shares which may be issued upon the exercise of the Warrant shall be free from all taxes, liens and charges with respect to the issue thereof.

         The shares of the Common Stock or other securities deliverable upon the exercise of this Warrant, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the purchase price to purchase a share of Common Stock, in effect at anytime, is hereinafter sometimes referred to as the "Exercise Price."

This Warrant is subject to the following further terms and conditions:

1.       EXERCISE OF WARRANT

         1.1 Notice by Holder. Subject to the provisions of Section 4 hereof, this Warrant may be exercised in whole or in part at any time from time to time after the date hereof on or before June 16, 2006, if such day is a day on which the Company is closed, then on the next succeeding day on which the Company is open, by presentation to the Company at its principal offices, or at the office of the transfer agent for the Common Stock, with the Purchase Form attached hereto duly executed and accomplished by payment of the Exercise Price for the number of shares specified in such Form. The Company shall note on the Warrant the exercise thereof (in whole or in part) and shall return the Warrant to the Holder, it being understood that certain provisions of the Warrant.

         1.2 Rights Upon Exercise. Upon receipt of this Warrant by the Company or by the transfer agent for the Warrant Stock, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Warrant Stock issuable upon such exercise notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Warrant Stock shall not then be actually delivered to the Holder.

2. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance or delivery upon exercise of this Warrant such number of shares Warrant Stock as shall be required for issuance or delivery upon exercise of this Warrant.

3.       FRACTIONAL   SHARES.  No  fractional   shares  or  scrip   representing
         fractional shares shall be issued upon the exercise of this Warrant.

4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASEABLE. The Exercise Price and the number and kind of shares of Common Stock or other securities purchasable upon exercise of the Warrant shall be subject to adjustment from time to time as hereinafter provided, and the Company shall deliver to the Holder notice of any such adjustments as provided below in Section 6.

         4.1 In the event that the Company shall at any time after the date hereof (i) declare a stick dividend on the shares of Common Stock, (ii) subdivide or split the outstanding shares of Common Stock, and (iii) combine the outstanding shares of Common Stock into a smaller number of shares. The Exercise Price and the number and kind of shares receivable upon exercise of this Warrant in effect at the time of the record date for such dividend or of the effective date of such subdivision, split shall be proportionately adjusted so that the Holder shall be entitled to receive the aggregate number and kind of shares upon exercise of this Warrant thereafter which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision. Such adjustment shall be made successively whenever any event listed above shall occur.

         4.2 In the event of (i) reorganization of the Company, (ii) the consolidation of the Company with or the merger of the Company with or into any other corporation or other entity or its division, or (iii) the sale of a majority of the properties or assets of the company to any other corporation or other entity, this Warrant shall, after such reorganization, consolidation, merger or sale, be exercisable upon the terms and conditions specified herein for the number of shares of stock or other securities or assets to which a holder of the number of shares of Warrant Stock purchasable upon exercise of this Warrant would have been entitled to receive upon such reorganization, consolidation, merger, division or sale.

5. NO DILUTION OR IMPAIRMENT. The Company covenants that it will not amend of its articles of incorporation reincorporation outside of Delaware, or through recapitalization, reorganization, consolidation, merger or dissolution, issue or sale of securities, sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or condition to be observed or performed hereunder by it. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable thereof upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock or other securities upon the exercise of this Warrant.

6. NOTICE OF ADJUSTMENTS. At any time to time that the number or kind of shares or other securities purchasable hereunder or the Exercise Price are required to be adjusted as provided in Section 4, the company shall deliver to the Holder notification showing the facts requiring such adjustments and setting forth the number or kind of shares or other securities issuable upon exercise of this Warrant as a result of such adjustment.

7. CONTINUING VALIDITY OF WARRANTS. Irrespective of any adjustments in the number or kind of share of Common Stock or other securities purchasable upon the exercise of this Warrant, this Warrant may continue to express the same price and number and kind of shares as are initially stared in this Warrant.

8. RESTRICTION ON TRANSFER AND REGISTRATION RIGHTS. This Warrant and the shares of Common Stock or other securities purchasable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and may not be transferred or otherwise disposed of except pursuant to a registration statement under the 1933 Act or pursuant to an exemption from registration hereunder. If the Company so requires, the Holder will not transfer this Warrant unless prior to the proposed transfer the Holder shall have received, and delivered a copy to the Company of, an opinion of counsel to the effect that no registration under the 1933 Act is required. If the Company so requires, the Holder will not transfer any Warrant Stock purchases upon the exercise hereof unless (i) registration statement under the1933 Act shall have become effective with respect thereto, or
         (ii) the Holder shall have received, and delivered a copy to the Company of, a written opinion of counsel to the effect that no such registration is required.

9. STOCKHOLDER'S RIGHTS. Until the exercise of the Warrant and except as provided herein, the Holder thereof shall not be entitled to any rights of a stockholder. Immediately upon exercise of this Warrant and payment as provided herein, the Holder hereof shall be deemed a stockholder of record of the Common Stock or other securities of the Company.

10. TRANSFERABILITY OF WARRANTS. This Warrant is issued upon the express condition, to which the Holder and each successive Holder hereof by accepting and holding the Warrant agrees, that, subject to the restrictions refers to in Section 8 hereof, title hereto is transferable, in whole and in part, in the same manner and with the same effect as in the case of a negotiable, instrument by deliver hereof by any person in possession of the same (however such possession may have been acquired) if endorsed in blank or if, delivered to a specified person if endorsed to such person.

11. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon any successors or assigns of the Company and inure to the benefit of the Holder and its successors, assigns, heirs, executors, administrators, and other personal representatives.

12. NEUTER PRONOUN. The neuter pronoun, as used herein, includes the masculine, feminine and neuter gender.

13. AMENDENT, SUPPLEMENT OR WAIVER. No amendment, supplement or waiver of this Warrant shall be binding or enforceable unless in writing and signed by both the Company and the Holder.

14. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed solely in Delaware.

15. COUNTERPARTS. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original against the Company.


Dated: June 16, 2003
                                          MEDIFAST, INC.

                                          By:___________________________

                                          Name: Bradley T. MacDonald
                                          Title: CEO

                                  PURCHASE FORM

                                 MEDIFAST, INC.
                                    AMEX: MED

         The Holder hereby exercises the right, represented by the Warrant dated June 16, 2003, to purchase 270 shares of Common Stock or other securities covered by such Warrant and herewith tenders to Medifast, Inc., in coin, currency, or by check, the Exercise Price in the amount of $10.00. Please issue a certificate in the name of the Holder for the shares of Common Stock or other securities, unless otherwise instructed below.

Dated: _________________                    ____________________________________
                                                     Signature of Holder


State name and address of Holder:   ___________________________________________


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State social security or employer identification number of Holder: _____________

If any shares of Warrant Stock are not to be registered in the name of the holder, state below the name, address and social security or employer identification number of the person in whose name the shares of warrant Stock are to be registers:

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